EXHIBIT 99.02


  Certification of Principal Financial Officer Pursuant to
                   18 U.S.C. Section 1350,
                   as Adopted Pursuant to
        Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report on Form 10-K of Park Electrochemical Corp.(the "Company") for the fiscal year ended March 2, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Murray O. Stamer, as Senior Vice President, Finance and Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the
Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      (1)  The Report fully complies with the requirements of
Section  13(a)  or 15(d) of the Securities  Exchange  Act  of
1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/Murray O. Stamer
Name:  Murray O. Stamer
Title: Senior Vice President, Finance
Date:  May 28, 2003







This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this certificate required by Section 906 has been provided to Park Electrochemical Corp. and will be retained by Park Electrochemical Corp. and furnished to the Securities and Exchange Commission or its staff upon request.



[Exhibit-99.02-03]ll